UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020

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AMERICAN DIVERSIFIED HOLDINGS CORP

(Exact name of registrant as specified in its charter)

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Nevada	001-16813	88-0490720
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

111 Moorings Dr Lantana Fl 33426

(Address of Principal Executive Offices) (Zip Code)

561 440 9443

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
n/a

Securities registered pursuant to Section 12(g) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

The company is subject to a hijacking. The duly appointed company management brings attention to the Schedule A attached hereto.

AMERICAN DIVERSIFIED HOLDINGS CORPORATION (“ADHC”) is a Nevada corporation. The Hijacker Ernest Remo has incorporated a private company in Wyoming and extinguished the Nevada corporation. The Wyoming corporation is attempting to conduct identity theft of the Nevada corporation.

Both OTC Markets and the transfer agent have been notified. The transfer agent may be cooperating with the hijackers for reasons we are still unaware of.

The management is seeking resolution through legal means and other regulators.

The duly elected management/officers directors and preferred shareholders feel that this is a material event that requires a public disclosure to protect the general public and to preserve the integrity of the company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Schedule A from attorney

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN DIVERSIFIED HOLDINGS CORP

By	/s/ Albert Cunyao
Name: Albert Cunyao Title: Chief Executive Officer

Date:  September 9, 2020

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